AXO-Lenti-PD Gene Therapy for Parkinson’s Disease: Efficacy, Safety, & Tolerability Data in the Open-label Dose Evaluation Study SUNRISE-PD at 6 Months Gavin Corcoran MD Chief R&D Officer Exhibit 99.3 1

Forward Looking Statements and Disclaimer This presentation is for informational purposes only and not for any other purpose. It may include forward-looking statements about Sio Gene Therapies Inc. and its clinical, pre- clinical, regulatory and manufacturing activities. Such statements are based on estimates and assumptions by Sio’s management that, although Sio believes to be reasonable, are inherently uncertain. Further, these forward looking statements are subject to risks and uncertainties (e.g., the impact of the Covid-19 pandemic on our operations) that could cause actual results to differ materially from current expectations and therefore should not be considered as an indication of future performance. These are more fully described in Sio’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2021, as updated by its subsequent SEC filings. Such statements also speak only as of the date of this presentation. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Any Sio product candidates discussed are investigational and there can be no assurance the programs will be successful in demonstrating safety and/or efficacy to support regulatory approval and commercialization. 2 2

AXO-Lenti-PD Manufacturing Update and Next Steps 15 Our goal: Move from an adherent process to a suspension process to develop a reproducible, scalable GMP manufacturing process that can generate sufficient CTM to supply future dose-escalation and pivotal studies • Adherent material used for CTM for the initial cohorts 1&2 of the dose ranging study • Transfer to a serum-free, suspension process required to enable the development of a scalable commercial supply • EIAV vector had not previously been scaled up at OXB • Process and analytical development for scale from 50L to 200L • Basis of the process to be tested at the 200L scale • Manufacturing of 200L in GMP suite has commenced at OXB • QP certification is expected in Q4 2021 • Comparability protocol in place Adherent Process Process and Analytical Development Suspension Process CTM = Clinical Trial Material OXB = Oxford Biomedica QP = Qualified Person AXO-Lenti-PD is an investigational therapy. Safety and efficacy have not been established by any health authority. 3